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                                                                     EXHIBIT 3.2
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                                        BYLAWS
                                          OF
                        CAPITAL DIMENSIONS VENTURE FUND, INC.


                                     SHAREHOLDERS

    SECTION 1.01 PLACE OF MEETINGS. Each meeting of the shareholders shall be held at the principal executive office of the Corporation in the State of Minnesota or at such other place within or without the State of Minnesota as may be designated by the Board of Directors or the President; provided, however, that any meeting called by or at the demand of a shareholder or shareholders shall be held in the county where the principal executive office of the Corporation is located.

    SECTION 1.02 ANNUAL MEETINGS. Any regular meeting of the shareholders shall be held at such time and on such date each year as may be designated by the Board of Directors. At each regular meeting the shareholders shall elect qualified successors for directors whose terms have expired or are due to expire within six months after the date of the meeting and may transact any other business; provided, however, that no business with respect to which special notice is required by law shall be transacted unless such notice shall have been given.

    SECTION 1.03 SPECIAL MEETINGS. A special meeting of the shareholders may be called for any purpose or purposes at any time by the President; by the Treasurer; by the Board of Directors or any two or more members thereof; or by one or more shareholders holding not less than three percent of the voting shares of the Corporation, who shall demand the special meeting by written notice given to the President or the Treasurer of the Corporation specifying the purposes of such meeting. Within 30 days after receipt of a demand by the President or the Treasurer from any shareholder(s) entitled to call a meeting of the shareholders, it shall be the duty of the Board of Directors of the Corporation to cause a special meeting of shareholders to be duly called and held no later than 90 days after receipt of the demand. If the Board of Directors fails to cause a special meeting to be called and held as required by this Section, the shareholder(s) making the demand may call the meeting by giving notice as provided in Section 1.05 at the expense of the Corporation.

    SECTION 1.04 ADJOURNMENTS. Any meeting of the shareholders may be adjourned to another date, time and place. If any meeting of the shareholders is adjourned, no notice as to the adjourned meeting need be given other than by announcement at the meeting at which the adjournment is taken of the date, time and place at which the meeting will be reconvened.

    SECTION 1.05 NOTICE OF MEETINGS. Except as otherwise specified in Section 1.04, written notice of each meeting of the shareholders, stating the date, time and place and, in the case of a special meeting, the purpose or purposes, shall be mailed at least ten days and not more than 60

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days prior to the meeting to every holder of voting shares to the shareholder's address appearing on the books of the Corporation. The business transacted at a special meeting of shareholders is limited to the purposes stated in the notice of the meeting.

    SECTION 1.06 WAIVER OF NOTICE. A shareholder may waive notice of the time, place and purpose(s) of a meeting of shareholders. A waiver of notice by a shareholder entitled to notice is effective whether given before, at, or after the meeting, and whether given in writing, orally or by attendance. Attendance by a shareholder at a meeting is a waiver of notice of that meeting, unless the shareholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of the item at that meeting.

    SECTION 1.07 QUORUM; ACTS OF SHAREHOLDERS. The holders of a majority of the voting power of the shares entitled to vote at a shareholders' meeting present in person or by proxy are a quorum for the transaction of business. If a quorum is present when a duly called or held meeting is convened, the shareholders present may continue to transact business until adjournment, even though the withdrawal of a number of the shareholders originally present leaves less than the proportion or number otherwise required for a quorum. Except as otherwise required by law or specified in the Articles of Incorporation of this Corporation, the shareholders shall take action by the affirmative vote of the holders of a majority of the voting power of the shares present at a duly held meeting of shareholders.

    SECTION 1.08  VOTING RIGHTS.

    SUBDIVISION 1. A shareholder shall have one vote for each voting share held. Except as provided in Section 1.09, a holder of voting shares may vote any portion of the shares in any way the shareholder chooses. If a shareholder votes without designating the proportion or number of shares voted in a particular way, the shareholder is deemed to have voted all of the shares in that way.

    SUBDIVISION 2. The Board may fix a date no more than 60 days before the date of a meeting of shareholders as the date for the determination of the holders of voting shares entitled to notice of and to vote at the meeting. When a date is fixed, only shareholders on that date are entitled to notice of and permitted to vote at that meeting of shareholders.

    SUBDIVISION 3. A resolution approved by the affirmative vote of a majority of the directors present at a duly held Board meeting may establish a procedure whereby a shareholder may certify in writing to the Corporation that all or a portion of the shares registered in the name of the shareholder are held for the account of one or more beneficial owners. Upon receipt by the Corporation of the writing, the persons specified as beneficial owners, rather than the actual shareholders, are deemed the shareholders for the purposes specified in the writing.


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    SECTION 1.09  VOTING BY JOINT OWNERS, ORGANIZATIONS AND LEGAL
REPRESENTATIVES.

    SUBDIVISION 1. Shares owned by two or more shareholders may be voted by any one of them unless the Corporation receives written notice from any one of them denying the authority of that person to vote those shares. A shareholder whose shares are pledged may vote those shares until the shares are registered in the name of the pledgee.

    SUBDIVISION 2. Shares of the Corporation registered in the name of another domestic or foreign corporation may be voted by the chief executive officer or another legal representative of that corporation. Shares of the Corporation in the name of or under the control of the Corporation or a subsidiary in a fiduciary capacity are not entitled to vote on any matter, except to the extent that the settlor or beneficial owner of the shares possesses and exercises a right to vote or gives the Corporation binding instructions on how to vote the shares. Except as provided in the preceding sentence, shares of the Corporation registered in the name of a subsidiary are not entitled to vote on any matter.

    SUBDIVISION 3. Shares of the Corporation under the control of a person in a capacity as a personal representative, administrator, executor, guardian, conservator or attorney-in-fact may be voted by the person, either in person or by proxy, without registration of those shares in the name of the person.
Shares registered in the name of a trustee of a trust or in the name of a custodian may be voted by the trustee or custodian, either in person or by proxy, but a trustee of a trust or a custodian shall not vote shares unless they are registered in the name of the trustee or custodian.

    SUBDIVISION 4. Shares registered in the name of a trustee in bankruptcy or a receiver may be voted by the trustee or receiver either in person or by proxy. Shares under the control of a trustee in bankruptcy or a receiver may be voted by the trustee or receiver without registering the shares in the name of the trustee or receiver, if authority to do so is contained in an appropriate order of the court by which the trustee or receiver was appointed.

    SUBDIVISION 5. Shares registered in the name of an organization not described above may be voted either in person or by proxy by the legal representative of that organization.

    SECTION 1.10  PROXIES.

    SUBDIVISION 1. A shareholder may cast or authorize the casting of a vote by filing a written appointment of a proxy with an officer of the Corporation at or before the meeting at which the appointment is to be effective. An appointment of a proxy for shares held jointly by two or more shareholders is valid if signed by any one of them, unless the Corporation receives from any one of those shareholders written notice either denying the authority of that person to appoint a proxy or appointing a different proxy.

    SUBDIVISION 2. An appointment of a proxy may be terminated at will, unless the appointment is coupled with an interest, in which case it shall not be terminated except in


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accordance with the terms of an agreement, if any, between the parties to the appointment. Termination shall be made by filing written notice of the termination of the appointment with an officer of the Corporation, or by filing a new written appointment of a proxy with an officer of the Corporation. Termination in either manner revokes all prior proxy appointments and is effective when filed with an officer of the Corporation.

    SUBDIVISION 3. The death or incapacity of a person appointing a proxy does not revoke the authority of the proxy, unless written notice of the death or incapacity is received by an officer of the Corporation before the proxy exercises the authority under that appointment.

    SUBDIVISION 4. Unless the appointment specifically provides otherwise, if two or more persons are appointed as proxies for a shareholder: (a) any one of them may vote the shares on each item of business in accordance with specific instructions contained in the appointment; and (b) if no specific instructions are contained in the appointment with respect to voting the shares on a particular item of business, the shares shall be voted as a majority of the proxies determines. If the proxies are equally divided, the shares shall not be voted.

    SUBDIVISION 5. Unless the appointment of a proxy contains a restriction, limitation or specific reservation of authority, the Corporation may accept a vote or action taken by a person named in the appointment. The vote of a proxy is final, binding and not subject to challenge.

    SECTION 1.11 ACTION WITHOUT A MEETING. Any action required or permitted to be taken at a meeting of the shareholders of the Corporation may be taken without a meeting by written action signed by all of the shareholders entitled to vote on that action. The written action is effective when it has been signed by all of those shareholders, unless a different effective time is provided in the written action.


                                      DIRECTORS

    SECTION 2.01 NUMBER; QUALIFICATIONS. The business and affairs of the Corporation shall be managed by or under the direction of a Board of three or more directors. Directors shall be natural persons. The shareholders at a regular meeting shall determine the number of directors to constitute the Board until the next regular meeting, provided that thereafter the authorized number of directors may be increased by the shareholders or the Board and decreased by the shareholders. Directors need not be shareholders.

    SECTION 2.02 TERM. Directors shall be elected at each regular meeting of the shareholders, and each director shall be elected to hold office until the next regular meeting and until his or her successor is elected and has qualified or until his or her earlier death, resignation, removal or disqualification.


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    SECTION 2.03  VACANCIES.  Vacancies on the Board of Directors may be filled by the affirmative vote of a majority of the remaining members of the Board, though less than a quorum. Vacancies on the Board resulting from newly created directorships may be filled by the affirmative vote of a majority of the directors serving at the time the directorships are created. Each person so elected shall be a director until a successor is elected by the shareholders (who may make such election at their next regular meeting or at any special meeting duly called for that purpose) and has qualified.

    SECTION 2.04 PLACE OF MEETINGS. Each meeting of the Board of Directors shall be held at the principal executive office of the Corporation in the State of Minnesota or at any other place within or without the State of Minnesota as may be designated by a majority of the members of the Board.

    SECTION 2.05 ANNUAL MEETINGS. A regular meeting of the Board of Directors for the election of officers and the transaction of any other business shall be held in each year without notice at the place of and immediately after any regular meeting of the shareholders.

    SECTION 2.06  SPECIAL MEETINGS.  A special meeting of the Board of
Directors may be called for any purpose or purposes at any time by the President or by any member of the Board by giving not less than two nor more than ten days' notice to all directors of the date, time and place of the meeting. The notice need not state the purpose of the meeting.

    SECTION 2.07  WAIVER OF NOTICE; PREVIOUSLY SCHEDULED MEETINGS.

    SUBDIVISION 1. A director of the Corporation may waive notice of the date, time and place of a meeting of the Board. A waiver of notice by a director entitled to notice is effective whether given before, at or after the meeting, and whether given in writing, orally or by attendance. Attendance by a director at a meeting is a waiver of notice of that meeting, unless the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and thereafter does not participate in the meeting.

    SUBDIVISION 2. If the day or date, time and place of a Board meeting have been provided herein or announced at a previous meeting of the Board, no notice is required. Notice of an adjourned meeting need not be given other than by announcement at the meeting at which adjournment is taken of the date, time and place at which the meeting will be reconvened.

    SECTION 2.08 QUORUM; ACTS OF BOARD. The presence in person of a majority of the Board of Directors currently holding office shall be necessary to constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the directors present may adjourn a meeting from time to time without further notice until a quorum is present. Unless otherwise specified in the Articles of Incorporation, the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board. If a quorum is present when a duly called or held meeting is convened, the directors present may continue to transact


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business until adjournment, even though the withdrawal of a number of the directors originally present leaves less than the proportion or number otherwise required for a quorum.

    SECTION 2.09 ELECTRONIC COMMUNICATIONS. A conference among directors by any means of communication through which the directors may simultaneously hear each other during the conference constitutes a Board meeting, if the same notice is given of the conference as would be required for a meeting, and if the number of directors participating in the conference would be sufficient to constitute a quorum at a meeting. Participation in a meeting by that means constitutes presence in person at the meeting. A director may participate in a Board meeting not described above by any means of communication through which the director, other directors so participating and all directors physically present at the meeting may simultaneously hear each other during the meeting. Participation in a meeting by that means also constitutes presence in person at the meeting.

    SECTION 2.10 ABSENT DIRECTORS. A director of the Corporation may give advance written consent or opposition to a proposal to be acted on at a Board meeting. If the director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected.

    SECTION 2.11 ACTION WITHOUT A MEETING. An action required or permitted to be taken at a Board meeting may be taken by written action signed by all of the directors unless the action need not be approved by the shareholders, in which case the action may be taken by written action signed by the number of directors that would be required to take the same action at a meeting of the Board at which all directors were present. The written action is effective when signed by the required number of directors, unless a different effective time is provided in the written action. When written action is permitted to be taken by less than all directors, all directors shall be notified immediately of its text and effective date.

    SECTION 2.12  COMMITTEES.

    SUBDIVISION 1. A resolution approved by the affirmative vote of a majority of the Board may establish committees having the authority of the Board in the management of the business of the Corporation to the extent provided in the resolution. Committees shall be subject at all times to the direction and control of the Board, except as provided in Section 2.13.

    SUBDIVISION 2. A committee shall consist of one or more natural persons, who need not be directors, appointed by affirmative vote of a majority of the directors present at a duly called and held Board meeting.


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    SUBDIVISION 3.  A majority of the members of a committee appointed by the
Board is a quorum for the transaction of business, unless a larger or smaller proportion or number is provided in a resolution approved by the affirmative vote of a majority of the directors present at a duly called and held Board meeting.

    SUBDIVISION 4. Minutes, if any, of committee meetings shall be made available upon request to members of the committee and to any director.

    SECTION 2.1 COMMITTEE OF DISINTERESTED PERSONS. Pursuant to the procedure set forth in Section 2.12, the Board may establish a committee composed of two or more disinterested directors or other disinterested persons to determine whether it is in the best interests of the Corporation to pursue a particular legal right or remedy of the Corporation and whether to cause the dismissal or discontinuance of a particular proceeding that seeks to assert a right or remedy on behalf of the Corporation. The committee, once established, is not subject to the direction or control of, or termination by, the Board. A vacancy on the committee may be filled by a majority vote of the remaining committee members. The good faith determinations of the committee are binding upon the Corporation and its directors, officers and shareholders. The committee terminates when it issues a written report of its determinations.

    SECTION 2.14 COMPENSATION. Directors as such shall not receive a stated salary for their services, but by resolution of the Board of Directors a fixed sum and expenses of attendance, if any, may be allowed for attendance at each meeting of the Board, provided, however, that nothing herein shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.


                                       OFFICERS

    SECTION 3.01 ELECTION; QUALIFICATIONS. The officers of the Corporation shall be a President, a Secretary and a Treasurer, who shall be elected annually by the Board of Directors at the annual meeting of the Board, and such other officers as may be designated from time to time by the Board. No officer need be a director. All offices may be held by the same person except the President and Secretary shall be two separate persons.

    SECTION 3.02 PRESIDENT. The President shall be the chief executive officer of the Corporation, shall have general and active management of the business of the Corporation and supervision of the other officers of the Corporation, shall see that all orders and resolutions of the Board of Directors are carried into effect, and shall preside at all meetings of the shareholders and all meetings of the Board of Directors.

    SECTION 3.03 VICE PRESIDENTS. Any one or more Vice Presidents, if any, may be designated by the Board of Directors as Executive Vice Presidents or Senior Vice Presidents. During the absence or disability of the President, it shall be the duty of the highest ranking


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Executive Vice President, and, in the absence of any such Vice President, it shall be the duty of the highest ranking Senior Vice President or other Vice President, who shall be present at the time and able to act, to perform the duties of the President. The determination of who is the highest ranking of two or more persons holding the same office shall, in the absence of specific designation of order of rank by the Board of Directors, be made on the basis of the earliest date of appointment or election, or, in the event of simultaneous appointment or election, on the basis of the longest continuous employment by the Corporation.

    SECTION 3.04 SECRETARY. The Secretary shall attend all meetings of the shareholders and all meetings of the Board of Directors and shall record or cause to be recorded all proceedings thereof in a book to be kept for that purpose. Except as otherwise required or permitted by law or by these Bylaws, the Secretary shall give or cause to be given notice of all meetings of the shareholders and all meetings of the Board of Directors.

    SECTION 3.05 TREASURER. The Treasurer shall be the chief financial officer of the Corporation and shall have the care and custody of the funds and securities of the Corporation. The Treasurer shall keep or cause to be kept full and accurate financial records of the Corporation and shall cause all monies of the Corporation to be deposited in the name and to the credit of the Corporation in such depositories as may be designated from time to time by the Board of Directors. The Treasurer shall render to the President and to the Board, when requested, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. If required by the Board, the Treasurer shall execute and deliver to the Corporation a bond in such amount, with such sureties and upon such conditions as shall be approved by the Board provided, however, that the Corporation shall pay the cost of such bond.

    SECTION 3.06 AUTHORITY AND DUTIES. In addition to the foregoing authority and duties, all officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be designated from time to time by the Board of Directors. Unless prohibited by a resolution approved by the affirmative vote of a majority of the directors present, an officer elected or appointed by the Board may, without the approval of the Board, delegate some or all of the duties and powers of an office to other persons.

    SECTION 3.07  TERM.

    SUBDIVISION 1. All officers of the Corporation shall hold office until their respective successors are chosen and have qualified or until their earlier death, resignation, or removal.

    SUBDIVISION 2. An officer may resign at any time by giving written notice to the Corporation. The resignation is effective without acceptance when the notice is given to the Corporation, unless a later effective date is specified in the notice.


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    SUBDIVISION 3.  An officer may be removed at any time, with or without cause, by a resolution approved by the affirmative vote of a majority of the directors present at a duly held Board meeting.

    SUBDIVISION 4. A vacancy in an office because of death, resignation, removal, disqualification or other cause may, or in the case of a vacancy in the offices of President or Treasurer shall, be filled for the unexpired portion of the term by the Board at the first Board meeting following the inception of such vacancy.

    SECTION 3.08 SALARIES. The salaries of all officers of the Corporation shall be fixed by the Board of Directors or by the President if authorized by the Board.


                                   INDEMNIFICATION

    SECTION 4.01 INDEMNIFICATION. To the full extent permitted by Minnesota Statutes, but as limited in the Corporation's Articles of Incorporation, each person who was or is a party or is threatened to be made a party to any threatened, pending or completed civil, criminal, administrative, arbitration or investigative action, suit or proceeding, including a proceeding by or in the right of the Corporation, wherever brought, by reason of the fact that (1) the person is or was a director of the Corporation, (2) the person is or was a member of a committee of the Board of Directors, officer, employee or agent of the Corporation, or (3) the person is or was serving at the request of the Corporation, or the person's duties as a director, committee member, officer, employee or agent of the Corporation involve or involved service, as a director, officer, partner, trustee, employee or agent of another corporation, employee benefit plan or other organization or enterprise, shall be indemnified by the Corporation against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the action, suit or proceeding, if, with respect to the acts or omissions of the person complained of in the action, suit or proceeding, the person:

         (a) has not been indemnified by another corporation, employee benefit plan or other organization or enterprise for the same expenses with respect to the same acts or omissions;

         (b)  acted in good faith;

         (c)  received no improper personal benefit and Minnesota Statues,
    Section 302A.255 has been satisfied;

         (d) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and


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         (e)  with respect to a person acting in any capacity described in clauses (1) and (2) above, reasonably believed the person's conduct was in the best interests of the Corporation, or with respect to any person serving in a capacity described in clause (3) above, reasonably believed the person's conduct was not opposed to the best interests of the Corporation.

The termination of an action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent does not, of itself, establish that the person did not meet the criteria set forth above.

    A director of the Corporation, including a person deemed to be a director under applicable law, shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent provided by applicable law for:

         (a) liability based on a breach of the director's duty of loyalty to the Corporation or its shareholders,

         (b) liability for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,

         (c) liability under Sections 302A.559 or 80A.23 of the Minnesota Statutes,

         (d) liability for any transaction from which the director derived an improper personal benefit, or

         (e) liability for any act or omission occurring prior to the date when this Article IV becomes effective.

Except as limited in the Corporation's Articles of Incorporation, if the Minnesota Business Corporation Act hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation and elimination on personal liability provided herein, shall be eliminated or limited to the fullest extent permitted by the Minnesota Business Corporation Act, as so amended.

    SECTION 4.02  ADVANCES.  If a person described in clause (1), (2) or (3) of
Section 4.01 is made or threatened to be made a party to any proceeding, the person shall be entitled, upon written request to the Corporation, to payment or reimbursement by the Corporation of reasonable expenses, including attorneys' fees and disbursements, incurred by the person in advance of the final disposition of the proceeding:

         (a) upon receipt by the Corporation of a written affirmation by the person of a good faith belief that the criteria for indemnification set forth in Section 4.01 have been satisfied and a written undertaking by the person to repay all amounts so paid or


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    reimbursed by the Corporation, if it is ultimately determined that the criteria for indemnification have not been satisfied, and

         (b) after a determination that the facts then known to those making the determination under Section 4.03 would not preclude indemnification under Section 4.01.

The written undertaking required by clause (a) shall be an unlimited general obligation of the person making it, but, in the discretion of those making the determination under Section 4.03, may, but need not, be secured and may, but need not, be accepted without reference to the financial ability of the person to make the repayment.

    SECTION 4.03 DETERMINATION OF ELIGIBILITY. All determinations whether indemnification of a person is required because the criteria set forth in
Section 4.01 have been satisfied and whether a person is entitled to payment or reimbursement of expenses in advance of the final disposition of a proceeding as provided in Section 4.02 shall be made:

         (a) by the Board of Directors by a majority of a quorum. Directors who are at the time parties to the proceeding shall not be counted for determining either a majority or the presence of a quorum;

         (b) if a quorum under clause (a) cannot be obtained, by a majority of a committee of the Board, consisting solely of two or more directors not at the time parties to the proceeding, duly designated to act in the matter by a majority of the full Board, including directors who are parties;

         (c) if a determination is not made under clause (a) or (b), by special legal counsel who has not represented the Corporation, any related corporation, or any director, officer, employee or agent whose indemnification is in issue; such special legal counsel shall be selected either by a majority of the Board or a committee by vote pursuant to clause
    (a) or (b) or, if the requisite of the full Board cannot be obtained and the committee cannot be established, by a majority of the full Board including directors who are parties;

         (d) if a determination is not made under clauses (a) through (c), by the shareholders, excluding the votes of shares held by parties to the proceeding; or

         (e)  if an adverse determination is made under clauses (a) through
    (d), or if no determination is made under clauses (a) through (d) within 60 days after the termination of an action, suit or proceeding or after a request for an advance of expenses, as the case may be, by a court in the State of Minnesota, which may be the same court in which the proceeding involving the person's liability took place, upon application of the person and any notice the court requires.


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    SECTION 4.04  REIMBURSEMENT TO WITNESSES.  The Corporation may reimburse any person for any expenses, including attorneys' fees and disbursements, incurred by the person in connection with an appearance by such person as a witness in any action, suit or proceeding concerning the Corporation at a time when the person has not been made or threatened to be made a party to such action, suit or proceeding.

    SECTION 4.05 REPORT TO SHAREHOLDERS. If the Corporation indemnifies or advances expenses to a person in accordance with Section 4.01 through 4.04 in connection with an action, suit or proceeding by or on behalf of the Corporation, the amount of the indemnification or advance and to whom and on whose behalf it was paid shall be reported as part of the annual financial statements furnished to shareholders covering the period when the indemnification or advance was paid or accrued under the accounting method of the Corporation reflected in the financial statements.

    SECTION 4.06 INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person described in clause (1), (2) or (3) of Section
4.01 in the person's official capacity as described therein against any liability asserted against and incurred by the person in or arising from that capacity, whether or not the Corporation would otherwise be required to indemnify the person against the liability.


                                        SHARES

    SECTION 5.01  CERTIFICATED AND UNCERTIFICATED SHARES.

    SUBDIVISION 1. The shares of the Corporation shall be either certificated shares or uncertificated shares. Each holder of duly issued certificated shares is entitled to a certificate of shares.

    SUBDIVISION 2. Each certificate of shares of the Corporation shall bear the corporate seal, if any, and shall be signed by the President or Vice President and the Secretary or Assistant Secretary, but when a certificate is signed by a transfer agent or a registrar, the signature of any such officer and the corporate seal upon the certificate may be facsimiles, engraved or printed. If a person signs or has a facsimile signature placed upon a certificate while an officer, transfer agent or registrar of the Corporation, the certificate may be issued by the Corporation, even if the person has ceased to serve in that capacity before the certificate is issued, with the same effect as if the person had that capacity at the date of its issue.

    SUBDIVISION 3. A certificate representing shares issued by the Corporation shall set forth upon the face or back of the certificate, or shall state that the Corporation will furnish to any shareholder upon request and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of each class or series authorized to be issued, so far as


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

they have been determined, and the authority of the Board to determine the relative rights and preferences of subsequent classes or series.

    SUBDIVISION 4. A resolution approved by the affirmative vote of a majority of the directors present at a duly called and held meeting of the Board may provide that some or all of any or all classes and series of the shares of the Corporation will be uncertificated shares. Any resolution shall not apply to shares represented by a certificate until the certificate is surrendered to the Corporation.

    SECTION 5.02 DECLARATION OF DIVIDENDS. The Board of Directors shall have the authority to declare dividends upon the shares of the Corporation to the extent permitted by law, the Articles of Incorporation and any agreements with the Small Business Administration.

    SECTION 5.03 TRANSFER OF SHARES. Shares of the Corporation may be transferred only on the books of the Corporation by the holder thereof, in person or by his attorney. In the case of certificated shares, shares shall be transferred only upon surrender and cancellation of certificates for a like number of shares. The Board of Directors, however, may appoint one or more transfer agents and registrars to maintain the share records of the Corporation and to effect transfers of shares.

    SECTION 5.04 RECORD DATE. The Board of Directors may fix a time, not exceeding forty days preceding the date fixed for the payment of any dividend or other distribution, as a record date for the determination of the shareholders entitled to receive payment of such dividend or other distribution, and in such case only shareholders of record on the date so fixed shall be entitled to receive payment of dividend or other distribution, notwithstanding any transfer of any shares on the books of the Corporation after any record date.


                                    MISCELLANEOUS

    SECTION 6.01 EXECUTION OF INSTRUMENTS. All deeds, mortgages, notes, checks, contracts and other instruments pertaining to the business and affairs of the Corporation shall be signed on behalf of the Corporation by the President, a Vice President, if any, or by any other person(s) as may be designated by the Board of Directors.

    If a document must be executed by persons holding different offices or functions and one person holds the offices or exercises the functions, that person may execute the document in more than one capacity if the document indicates each capacity.

    SECTION 6.02 ADVANCES. The Corporation may, without a vote of the directors, advance money to its directors, officers or employees to cover expenses that can reasonably be anticipated to be incurred by them in the performance of their duties and for which they would be entitled to reimbursement in the absence of an advance.

    SECTION 6.03 CORPORATE SEAL. The seal of the Corporation, if any, shall be a circular embossed seal having inscribed thereon the name of the Corporation and the following words:

                              "Corporate Seal Minnesota"

    SECTION 6.04 FISCAL YEAR. The fiscal year of the Corporation shall be determined by the Board of Directors.

    SECTION 6.05 AMENDMENTS. The Board of Directors shall have authority to make or alter the Bylaws of the Corporation, subject to the power of the shareholders to change or repeal the same, provided, however, that the Board shall not adopt, amend or repeal any Bylaw fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies in the Board, or fixing the number of directors or their classifications, qualifications or terms of office, but may adopt or amend a Bylaw that increases the number of directors.

    SECTION 6.06 MINNESOTA BUSINESS COMBINATION ACT. The Corporation elects not to be subject to the provisions of the Minnesota Business Combination Act, Minnesota Statutes 302A.673.


Adopted:  March 31, 1993


                                  /s/ Thomas F. Hunt, Jr.
                                 -----------------------------------
                                 Thomas F. Hunt, Jr.
                                 Secretary


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